Exhibit 99.1

CONTACT: Kenneth W. Locke, Ph.D. Chief Business Officer MediciNova, Inc. Phone: 858-373-1200 E-mail: locke@medicinova.com

FOR IMMEDIATE RELEASE

MediciNova Presents MN-029 Phase I Safety and Tumor Blood Flow

Reduction Results in Cancer Patients at ASCO Annual Meeting

SAN DIEGO, Calif. – June 4, 2006 – MediciNova, Inc., a specialty pharmaceutical company that is publicly traded on the Hercules Market of the Osaka Securities Exchange (Code Number: 4875), today reported presentation of the results from the first of its Phase I clinical trials of MN-029 in solid tumor cancer patients at the 2006 Annual Meeting of the American Society of Clinical Oncology (ASCO) in Atlanta, Georgia. MN-029 significantly reduced tumor blood flow, a pharmacologic marker believed to predict clinical efficacy, at doses that were well tolerated, including doses below the maximum tolerated dose.

“By taking advantage of the unique anatomy of tumor blood vessels, MN-029 may offer a novel approach to treating solid tumor cancers,” said Yuichi Iwaki, M.D., Ph.D., Executive Chairman and CEO of MediciNova, Inc. “Demonstration of pharmacologic proof-of-concept and completion of the Phase I clinical program for MN-029 is an important milestone for MediciNova. Based upon these findings, we plan to initiate Phase II/III studies in more than one type of solid tumor cancer later this year.”

In September 2004, MediciNova initiated an open-label, dose escalation, safety and pharmacokinetic Phase I study of MN-029 administered as an intravenous infusion once every 3 weeks with a 20-day recovery period between doses (1 cycle) to patients with advanced solid tumors for whom no standard therapy was available. The results from that trial were reported today at the ASCO meeting by Dr. Alejandro Ricart of the Institute for Drug Development, Cancer Therapy and Research Center in San Antonio, Texas (Poster Number: AA12, Abstract No: 3096). The study results show that MN-029 was well tolerated at doses that reduced tumor blood flow. A maximum tolerated dose of 180 mg/m2 was established in this study; the most common side effects of MN-029 were characteristic of other Vascular Disrupting Agents and included nausea, vomiting, fatigue and diarrhea. Nine patients (of 34) had stable disease after 3 cycles of treatment, including 2 patients with carcinoid tumors for 26 cycles and 23 cycles, respectively. Tumor blood flow reduction assessed by dynamic contrast-enhanced magnetic resonance imaging (DCE-MRI) was recorded at doses greater than or equal to 120 mg/m2.

MN-029 is a novel small molecule Vascular Disrupting Agent under development by MediciNova for treatment of solid tumor cancers. MN-029 selectively disrupts newly-formed tumor blood vessels, shutting down tumor blood flow and causing central necrosis of solid tumors. A variety of rodent models, including nude mice and rats bearing human tumor xenografts, have been used to demonstrate the antitumor activity of MN-029, both as monotherapy and in combination with chemotherapy or radiation. Consistent with its proposed mechanism of action, MN-029 has been shown to reduce tumor blood flow resulting in tumor cell necrosis in rats bearing a human lung tumor xenograft. The present Phase I study now extends these findings (reductions in tumor blood flow) to cancer patients.

MediciNova acquired a worldwide license to MN-029 from Angiogene Pharmaceuticals Ltd of the United Kingdom.

About MediciNova

MediciNova, Inc. is a publicly traded specialty pharmaceutical company focused on accelerating the global development and commercialization of innovative pharmaceutical products. MediciNova’s pipeline, which includes several compounds in clinical testing, targets a variety of prevalent medical conditions, including cancer, asthma, Generalized Anxiety Disorder, multiple sclerosis, interstitial cystitis, preterm labor and urinary incontinence. For more information on MediciNova, Inc., please visit www.medicinova.com.

This press release may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding clinical trials supporting efficacy of one of our product candidates as well as the potential novelty of that candidate as a treatment for disease. These statements are based on certain assumptions made by the Company’s management that are believed to be reasonable at the time. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the results of clinical studies and other risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission. These assumptions, risks and uncertainties could cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements.

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